Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Sky Financial Group, Inc. hereby authorize and appoint Marty E. Adams, Chairman, President and C.E.O., and/or Kevin T. Thompson, Executive Vice President and C.F.O., as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present:

Signed in counterpart and dated this 21st day of January, 2004.

/s/ GEORGE N. CHANDLER II	/s/ ROBERT C. DUVALL

George N. Chandler II	Robert C. Duvall

/s/ MARYLOUISE FENNELL	/s/ D. JAMES HILLIKER

Marylouise Fennell D.	D. James Hilliker

/s/ RICHARD R. HOLLINGTON, JR.	/s/ FRED H. JOHNSON, III

Richard R. Hollington, Jr.	Fred H. Johnson, III

/s/ JONATHAN A. LEVY	/s/ JAMES C. MCBANE

Jonathan A. Levy	James C. McBane

/s/ GERARD P. MASTROIANNI	/s/ THOMAS J. O’SHANE

Gerard P. Mastroianni	Thomas J. O’Shane

/s/ EDWARD J. REITER	/s/ GREGORY L. RIDLER

Edward J. Reiter	Gregory L. Ridler

/s/ EMERSON J. ROSS, JR.	/s/ C. GREGORY SPANGLER

Emerson J. Ross, Jr.	C. Gregory Spangler

/s/ ROBERT E. SPITLER	/s/ JOSEPH N. TOSH, II

Robert E. Spitler	Joseph N. Tosh, II